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                                                                    Exhibit 10.7

                            APRIL 1, 2003 ADDENDUM TO
                   WAREHOUSING LINE OF CREDIT PROMISSORY NOTE
              Dated February 20, 2002 as amended February 15, 2003


         On February 20, 2002, Temporary Financial Services, Inc. ("TFS") and Genesis Financial, Inc. ("GENESIS") entered into a Warehousing Line of Credit Promissory Note and related loan documents (collectively the "Line of Credit") for a $2,000,000 secured line of credit. TFS was the lender and GENESIS was the borrower under these documents. The Line was intended to provide GENESIS with funds for the purchase of seller financed real estate contracts. The Warehousing Line of Credit Promissory Note was due by its terms on February 15, 2003. On February 15, 2003, TFS and GENESIS entered into an agreement to extend the line of credit through August 15, 2003 in order to allow TFS and GENESIS to negotiate new terms for the Line of Credit.

         After further discussions and negotiations, TFS and Genesis have agreed to new terms on the Line of Credit, as follows:

         1. The due date of the Warehousing Line of Credit Promissory Note is extended to March 31, 2004.

         2. The interest rate set forth in the Warehousing Line of Credit Promissory Note is changed to 8% per annum.

         3. In addition to the interest rate charged for the extension period, GENESIS will also pay a Commitment Fee for the Warehousing Line of Credit Promissory Note extension in the amount of $20,000 payable $5,000 in cash and $15,000 in Genesis Common Stock at the rate of $1.00 per share or 15,000 shares in the aggregate. This additional Commitment Fee relates to the extension period.

         This April 1, 2003 Addendum supercedes and replaces the Addendum dated February 15, 2003. Except as noted in Paragraphs 1 through 3, above, all other terms of the Line of Credit remain in full force and effect, including the terms and conditions described in "Advance and Repayment Procedures," the "Financial Covenants and Reporting Obligations," the "Security Agreement," and the "Guaranty."

Dated this 1st day of April, 2003.

GENESIS FINANCIAL, INC.                            ATTEST:

/s/ Michael A. Kirk                                /s/ Douglas B. Durham
Michael A. Kirk, President                         Douglas B. Durham, Chairman

Accepted this 1st day of April, 2003 in
 Spokane, Washington.

Temporary Financial Services, Inc.                 Attest:

/s/ John R. Coghlan                                /s/ Brad E. Herr
John R. Coghlan, President                         Brad E. Herr, Secretary